BALDOR ELECTRIC COMPANY

                             1989 STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

                             Restated for Amendments
                             through August 10, 1998


  1.    Purpose

        The purpose of this Stock Option Plan for Non-Employee Directors (the "Plan") of Baldor Electric Company (the "Company") is to increase the ownership interest in the Company of non-employee directors whose services are considered essential to the Company's continued progress and to provide a further incentive to serve as a director of the Company.

  2.    Administration

        The Plan shall be administered by a committee consisting of directors who are not eligible to participate in the Plan (the "Committee"). Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan; provided, however, that the Committee shall have no discretion with respect to the eligibility or selection of directors to receive options under the Plan, the number of shares of stock subject to any such options under the Plan, or the purchase price thereunder, and provided further that the Committee shall not have the authority to take any action or make any determination that would materially increase the benefits accruing to participants under the Plan. The determination of the Committee in the administration of the Plan, as described herein, shall be final and conclusive and binding upon all persons including, without limitation, the Company, its shareholders, and persons granted options under the Plan. The Secretary of the Company shall be authorized to implement the Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes thereof. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Missouri.

  3.    Participation in the Plan

        Directors of the Company who are not employees of the Company or any affiliate of the Company shall be eligible to participate in the Plan ("Eligible Directors").

  4.    Shares Subject to the Plan

        Subject to adjustment as provided in Section 7, an aggregate of 150,000 shares of Company common stock ("Stock") shall be available for issuance upon the exercise of options granted under the Plan. The shares of Stock deliverable upon the exercise of options may be made available from authorized but unissued shares or shares reacquired by the Company, including shares purchased in the open market or in private transactions. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the shares subject to, but not delivered under, such option may again become available for the grant of other options under the Plan.

  5.    Non-Statutory Stock Options

        All options granted under the Plan shall be non-statutory options not intended to qualify under Section 422A of the Internal Revenue Code of 1986, as amended.

  6.    Terms, Conditions, and Form of Options

        Each option granted under this Plan shall be evidenced by a written agreement in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

        a. Option Grant Dates. Options to purchase 1,500 shares of Stock (as adjusted pursuant to Section 7) shall be granted automatically to each Eligible Director on the last trading day of Stock on the New York Stock Exchange in each January, 1990 through 1996 ("Annual Grants"). In addition, an initial grant of options to purchase 6,000 shares of stock shall be made on August 3, 1989 to each Eligible Director (the "1989 Grant"), and options to purchase 6,000 shares of stock shall be granted to each new Eligible Director ("New Director Grant") on the first trading day of July of the year in which such New Eligible Director is first elected or appointed as a director of the Company, provided, that, if the effective date of such election or appointment is after July 1 of any given year, the New Director Grant shall be made as of the first trading day of the month following such effective date. Options which are granted prior to the 1990 Annual Meeting of shareholders ("1990 Annual Meeting") are subject to approval of the Plan by the shareholders at the 1990 Annual Meeting.

        b. Purchase Price. The purchase price per share of Stock for which each option is exercisable shall be the fair market value per share of Stock on the date the option is granted, which shall be the closing per share price of the Stock based upon its consolidated trading as generally reported for New York Stock Exchange listed stocks, except that the purchase price per share for 25% of each 1989 Grant, 25% of each New Director Grant, and 40% of each Annual Grant, which becomes exercisable each year as provided in Section 6(c) below, shall be 50% of the fair market value per share on the date any such option is granted. For example, the purchase price per share for 300 of the 1,200 Shares of the 1989 Grant which becomes exercisable on May 31, 1990, shall be 50% of the fair market value on the date of the grant.

        c. Exercisability and Term of Options. Each option granted under the Plan will become exercisable and mature in five equal installments, commencing on the first anniversary of the date of grant and annually thereafter, except that for the 1989 Grant and New Director Grants, the first installment shall mature and become exercisable on May 31, 1990, and May 31 of the year following the grant of any New Director Grant, respectively, and each subsequent installment of such grant shall mature and become exercisable on the last day of each subsequent January. Each option granted under the Plan shall expire ten years from the date of the grant, and shall be subject to earlier termination as hereinafter provided.

        d. Death or Termination of Service. In the event of termination of service on the Board by a holder of an option, each of the then outstanding options of such holder will continue to mature and become exercisable in accordance with paragraph c. above and the holder may exercise the matured installments at any time within five years after such termination of service but in no event after the expiration date of the term of the option. In the event of death of the holder of any option, each of the then outstanding options of such holder will immediately mature in full and become exercisable by the holder's legal representative at any time within a period of five years after death, but in no event after the expiration date of the term of the option. However, if the holder dies within five years following termination of service on the Board, such option shall only be exercisable for two years after the holder's death or five years after termination of service, whichever is longer, or until the expiration date of the term of the option, if earlier.

        e. Payment. Options may be exercised only upon payment to the Company in full of the purchase price of the shares to be delivered. Such payment shall be made in cash or, if permitted in the agreement, in Stock or in a combination of cash and Stock. The sum of the cash and the fair market of such Stock shall be at least equal to the aggregate price of the shares to be delivered.

  7.    Adjustment upon Changes in Stock

        If there shall be any change in the Stock subject to the Plan or to any option granted thereunder through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, exchange of stock or other change in the corporate structure, appropriate adjustments shall be made in the aggregate number and kind of shares or other securities or property subject to the Plan, and the number and kind of shares or other securities or property subject to outstanding and to subsequent option grants and in the purchase price of outstanding options to reflect such changes.

  8.    Tax Obligations

        The Optionee may direct that the Company pay on his or her behalf any and all tax obligations incurred by the Optionee due to the exercise of the Options (the "Tax Obligation"). To pay for the Tax Obligation, the Optionee may remit cash, surrender shares previously owned by the Optionee, or the Optionee may direct the Company to withhold shares of stock issuable from the exercise. If the Optionee so directs, then the Optionee shall reimburse the Company with that number of shares of the Company's common stock which are necessary to reimburse the Company for the amount of the Tax Obligation. The number of shares necessary will be based on the fair market value on the day immediately preceding the date of exercise.

  9.    Options Non-Assignable and Non-Transferable

        Each option and all rights thereunder shall be non-assignable and non-transferable other than by will or the laws of descent and distribution and shall be exercisable during the holder's lifetime only by the holder or the holder's guardian or legal representative.

 10.    Limitation of Rights

        a. No Right to Continue as a Director. Neither the Plan, nor the granting of an option, nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the director has a right to continue as a director for any period of time, or at any particular rate of compensation.

        b. No Shareholders' Right for Options. An Optionee shall have no rights as a shareholder with respect to the shares covered by options granted hereunder until the date of the issuance of a stock certificate therefor, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

 11.    Effective Date and Duration of Plan

        The Plan shall become effective immediately following approval by the shareholders at the 1990 Annual Meeting of Shareholders. Options granted prior to the 1990 Annual Meeting of Shareholders are contingent upon approval of the Plan at such Annual Meeting. The period during which option grants shall be made under the Plan shall terminate on the day following the 1996 Annual Meeting of Shareholders (unless the Plan is extended or terminated at an earlier date by shareholders) but such termination shall not affect the terms of any then outstanding options.

 12.    Amendment, Suspension, or Termination of the Plan

        The Board of Directors may suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that without approval of the Shareholders, no revision or amendment shall change the selection or eligibility of directors to receive options under the Plan, the number of shares of Stock subject to any such options or the Plan, the purchase price thereunder, or materially increase the benefits accruing to participants under the Plan.

 13.    Notice

        Any written notice to the Company required by any of the provisions of this Plan shall be addressed to the Secretary of the Company and shall become effective when it is received.

 14.    Use of Proceeds

        Proceeds from the sale of Stock pursuant to options granted under the Plan shall constitute general funds of the Company.

 15.    Fractional Shares

        No fractional shares of Stock shall be issued pursuant to options granted hereunder, but in lieu thereof, the cash value of such fraction shall be paid.